Exhibit 99.2

pebblebrook HOTEL TRUST

mondrian los angeles
west hollywood, california

Property Information:

Acquisition Price:	$137.0M ($578K per room)
Location:	West Hollywood, CA
Acquired:	May 3, 2011
Rooms:	237
Type:	Luxury, Full-Service
Built / Converted / Renovated:	1959 / 1996 / 2008

Property Highlights:
- 237 luxurious guest rooms, including flat screen HDTVs, down duvets and pillows, Egyptian cotton linens, rainfall showers and floor-to-ceiling windows offering stunning views of the Hollywood Hills, Los Angeles or the pool
- Comprehensive $39M ($165K / key) renovation completed in 3Q 2008
- SkyBar is an immensely popular bar destination renowned for its "scene" and provides an open air, ivy-covered pavilion adjacent to the pool and outdoor living room
- Asia de Cuba, an innovative Asian-Latin fusion restaurant, offers 3 meals a day with indoor and outdoor seating. ADCB is the bar located in the lobby
- Agua Spa features a wide variety of upscale massage, skin care and body treatments as well as a full-service salon
- The meeting space consists of a 756 SF meeting room and a 510 SF executive boardroom
- 24-hour fitness center features state-of-the-art fitness equipment
- Full-service business center and on-site valet parking

Historic Performance and Valuation:

Estimated Discount to Replacement Cost (post-renovation):	20% -25%
2010 Occupancy	71%
2010 ADR:	$257
Forward 12-Month Cap Rate (Projected EBITDA)[1]:	6.6% - 7.1%
Forward 12-Month Cap Rate (Projected NOI)[1]:	5.6% - 6.1%

(1) Based on previously disclosed forecasted net operating income after capital reserves ("NOI") and previously disclosed forecasted hotel earnings before interest, taxes, depreciation and amortization ("EBITDA")


Pool


Guest Room

Market Highlights:

Market Overview:
- West Hollywood is a 1.9 square mile city bounded by Beverly Hills, Hollywood, Los Angeles and the Santa Monica Mountains, and is home to premier shopping, dining and entertainment
- The Hollywood-Beverly Hills market has achieved a compounded annual RevPAR growth of 3.5% during the 20-year period between 1990 and 2010
- The Hollywood-Beverly Hills market has experienced extremely constrained supply growth, with a 20-year compounded annual growth rate in supply of just 0.2%
- Los Angeles is the second-most visited city by overseas visitors and attracts over 25 million total visitors annually


Asia de Cuba

Demand Generators:
- Entertainment industries, including movie, music and commercial production, award shows, TV studio tapings and live audiences
- Fashion industry and Pacific design center
- Sports, music and entertainment venues
  - *6 professional sports teams, including the LA Dodgers, LA Lakers, LA Kings, LA Clippers, LA Galaxy and LA Sparks*
  - *Kodak Theatre, Hollywood Bowl Pentages Theater and Staples Center*
- World-class nightlife
- Superlative dining
- Museums and cultural landmarks
  - *The Getty Center and Griffith Observatory*
- Theme parks
  - *Disneyland, Disney's California Adventure, Six Flags Magic Mountain and Hurricane Harbor and Universal Studios Hollywood*
- 23 Fortune 500 companies headquartered in the Los Angeles area
- Los Angeles Convention Center
- LA Live Sport and Entertainment District


Hollywood – Beverly Hills Sub-Market Operating Performance
ADR ($)
RevPAR ($)
Occupancy (%)
2000-2010 ADR CAGR: 2.4%
2000-2010 RevPAR CAGR: 3.4%
$250
$200
$150
$100
$50
80%
75%
70%
65%
60%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010

Competitive Set:

Hotels	Map Marker	Rooms	Year Opened
Mondrian Los Angeles	★	*237*	*1959*
Andaz West Hollywood	1	238	1967
The Chamberlain West Hollywood	2	113	1980
London West Hollywood	3	200	1984
Luxury Collection SLS at Beverly Hills	4	297	1991
Sofitel Los Angeles	5	295	1988
Total (excluding Mondrian Los Angeles)		**1,143**	



Investment Highlights:

Strengths
- Recently renovated signature product
- Superior Sunset Boulevard location
- First-rate corporate accounts
- Strong destination restaurant and bar venues and associated revenue
- Premier hotel name recognition
- Stable market with excellent long-term supply and demand fundamentals

Opportunities
- Continued upside from recently completed $39.0M ($165K / key) hotel renovation
- Limited new supply in the pipeline
- Attractive rebounding hotel fundamentals
- Improved cash flow through Pebblebrook asset management and best practices

This summary information sheet contains certain "forward-looking" statements relating to, among other things, hotel EBITDA and hotel net operating income after capital reserves. The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made on this summary information sheet. When we use the words "projected," "expected," "planned" and "estimated" or other similar expressions, we are identifying forward-looking statements. The forward-looking statements on this summary information sheet are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. All information on this sheet is as of May 3, 2011. We undertake no duty to update the information to conform to actual results or changes in our expectations. For additional information, please visit our website at www.pebblebrookhotels.com.